Exhibit (24)

SIGNATURES

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VALLEY NATIONAL BANCORP

By:	/s/ Gerald H. Lipkin
Gerald H. Lipkin, Chairman of the Board, President and Chief Executive Officer

By:	/s/ Alan D. Eskow
Alan D. Eskow, Executive Vice President and Chief Financial Officer

Dated: February 27, 2003

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities indicated.

Signature	Title	Date

/s/ GERALD H. LIPKIN Gerald H. Lipkin	Chairman of the Board, President and Chief Executive Officer and Director	February 27, 2003

/s/ SPENCER B. WITTY Spencer B. Witty	Vice Chairman and Director	February 27, 2003

/s/ ALAN D. ESKOW Alan D. Eskow	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 27, 2003

/s/ EDWARD J. LIPKUS Edward J. Lipkus	Vice President and Assistant Controller (Principal Accounting Officer)	February 27, 2003

/s/ ANDREW B. ABRAMSON* Andrew B. Abramson	Director	February 27, 2003

/s/ CHARLES J. BAUM* Charles J. Baum	Director	February 27, 2003

/s/ PAMELA BRONANDER* Pamela Bronander	Director	February 27, 2003

/s/ JOSEPH COCCIA, JR.* Joseph Coccia, Jr.	Director	February 27, 2003

/s/ GRAHAM O. JONES* Graham O. Jones	Director	February 27, 2003

/s/ WALTER H. JONES, III* Walter H. Jones, III	Director	February 27, 2003

/s/ GERALD KORDE* Gerald Korde	Director	February 27, 2003

/s/ ROBINSON MARKEL* Robinson Markel	Director	February 27, 2003

/s/ ROBERT E. McENTEE* Robert E. McEntee	Director	February 27, 2003

/s/ RICHARD S. MILLER* Richard S. Miller	Director	February 27, 2003

/s/ ROBERT RACHESKY* Robert Rachesky	Director	February 27, 2003

/s/ BARNETT RUKIN* Barnett Rukin	Director	February 27, 2003

/s/ PETER SOUTHWAY* Peter Southway	Director	February 27, 2003

/s/ RICHARD F. TICE* Richard F. Tice	Director	February 27, 2003

/s/ LEONARD J. VORCHEIMER* Leonard J. Vorcheimer	Director	February 27, 2003

*	By Gerald H. Lipkin and Alan D. Eskow, as attorneys-in-fact.

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